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                                 EXHIBIT 23.1

                      CONSENT OF MAULDIN & JENKINS, LLC



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                        CONSENT OF INDEPENDENT AUDITOR



We have issued our report dated January 10, 1997, accompanying the financial statements of GBC Bancorp, Inc., as of and for the period ending December 31, 1996, contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


                                               MAULDIN & JENKINS, LLC





March 7, 1997